                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [x]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [x] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                               PACTIV CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

PACTIV CORPORATION
1900 WEST FIELD COURT
LAKE FOREST, ILLINOIS 60045
(847) 482-2000                        [PACTIV ADVANCED PACKAGING SOLUTIONS LOGO]

                                                                   April 4, 2000

To the Shareowners of Pactiv Corporation:

     The Annual Meeting of Shareowners of the Company will be held Wednesday, May 10, 2000, at 10:30 a.m. at the Chicago Botanic Garden, 1000 Lake Cook Road, Glencoe, Illinois 60022. A notice of the meeting, a proxy card, and a proxy statement containing information about the matters to be acted upon are enclosed.

     Holders of common stock are entitled to vote at the Annual Meeting on the basis of one vote for each share held.

     A record of the Company's activities for the year 1999 is contained in the Annual Report to Shareowners. I urge each Shareowner who cannot attend the Annual Meeting to please assist us in preparing for the meeting by either completing, executing, and returning your proxy card promptly or using our telephone or internet voting procedures.

                                               Very truly yours,

                                               /s/ Richard L. Wambold
                                               RICHARD L. WAMBOLD
                                               Chairman, President and
                                               Chief Executive Officer

PACTIV CORPORATION
1900 WEST FIELD COURT
LAKE FOREST, ILLINOIS 60045
(847) 482-2000                        [PACTIV ADVANCED PACKAGING SOLUTIONS LOGO]

                                   NOTICE OF
                         ANNUAL MEETING OF SHAREOWNERS
                                  MAY 10, 2000

     The Annual Meeting of Shareowners of Pactiv Corporation will be held at the Chicago Botanic Garden, 1000 Lake Cook Road, Glencoe, Illinois, 60022, on Wednesday, May 10, 2000, at 10:30 a.m., local time.

     The purposes of the meeting are:

     1. To elect directors for a term to expire at the 2001 Annual Meeting of Shareowners;

     2. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the year 2000; and

     3. To act upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof.

     The Board of Directors knows of no other matters at this time that may be brought before the meeting. Holders of common stock of record at the close of business on March 17, 2000, are entitled to vote at the meeting. A list of these Shareowners will be available for inspection for 10 days preceding the meeting at the corporate headquarters of the Company, 1900 West Field Court, Lake Forest, Illinois, 60045, and at the Chicago Botanic Garden, and will also be available for inspection at the Annual Meeting of Shareowners.

     Each Shareowner who does not expect to attend the meeting is urged to either complete, date, and sign the enclosed proxy card and return it to the Company in the enclosed envelope, which requires no postage if mailed in the United States, or use our telephone or internet voting procedures.

                                            By Order of the Board of Directors

                                                      KARL A. STEWART
                                                         Secretary

April 4, 2000

PACTIV CORPORATION
1900 WEST FIELD COURT
LAKE FOREST, ILLINOIS 60045
(847) 482-2000                        [PACTIV ADVANCED PACKAGING SOLUTIONS LOGO]

                                                                   April 4, 2000

                                PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Pactiv Corporation, a Delaware corporation (the "Company"), of proxies to be voted at the Company's Annual Meeting of Shareowners on May 10, 2000, or any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of the meeting. Holders of Common Stock of record at the close of business on March 17, 2000, will be entitled to vote at the Annual Meeting. Each share is entitled to one vote. Shares represented by proxies will be voted at the Annual Meeting. At March 17, 2000, there were 171,999,451 shares of Common Stock outstanding and entitled to vote. This proxy statement, the accompanying notice of Annual Meeting of Shareowners, and the proxy card are first being mailed or delivered to Shareowners on or about April 4, 2000.

     The Company was formerly known as Tenneco Packaging Inc., and was a wholly-owned subsidiary of Tenneco Inc. which was spun-off to the shareowners of Tenneco Inc. on November 4, 1999. Unless the context otherwise requires, references to or information regarding the "Company," for periods prior to the spin-off, refer to the packaging businesses of Tenneco Inc., and for periods after the spin-off refer to Pactiv Corporation.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

     The following seven nominees, each of whom currently serves as a director of the Company, are proposed to be elected at this Annual Meeting to serve for an annual term that will expire at the 2001 Annual Meeting of Shareowners and until their successors are elected and qualified.

     The persons named as proxy voters in the accompanying proxy, or their substitutes, will vote for these nominees for directors, each of whom has been designated as such by the Board of Directors. If, for any reason not presently known, any of the nominees is not available for election, another person or other persons who may be nominated by the Board of Directors will be voted for at the discretion of the proxy voters. Provided a quorum is present in person or by proxy, directors are elected by a vote of a plurality of the shares voted.

     YOU MAY VOTE FOR OR WITHHOLD YOUR VOTE FROM THE DIRECTOR NOMINEES. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES LISTED BELOW.

     Brief statements setting forth the age (at April 1, 2000), the principal occupation, employment during the past five years, the year in which first elected a director, and other information concerning each nominee appears below.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                FOR TERM EXPIRING AT THE 2001 ANNUAL MEETING OF
                                  SHAREOWNERS

                                Mark Andrews has been Chairman of Andrews Associates, Inc.,
[MARK ANDREWS PHOTO]            a government consulting firm, since February 1987. From 1963 to 1980, he served in the U.S. House of Representatives, and from 1980 to 1986 he served in the U.S. Senate. He is also a director of Tenneco Automotive Inc. Mr. Andrews is 73 years old and has been a director of the Company since November
                                1999. He is a member of the Audit Committee and the
                                Compensation/Nominating/ Governance Committee.
--------------------------------------------------------------------------------------------
                                Larry D. Brady became the President and Chief Operating
[LARRY D. BRADY PHOTO]          Officer of UNOVA, Inc., an industrial technologies company, in August 1999, and is a director of UNOVA, Inc. From 1993 to June 1999, Mr. Brady was President of FMC Corporation, a
                                producer of chemicals and machinery for industry,
                                agriculture, and government. Before 1993, Mr. Brady served in various executive capacities with FMC Corporation for
                                more than five years. Mr. Brady is 57 years old and has been a director of the Company since November 1999 and is
                                Chairman of the Compensation/Nominating/Governance Committee
                                and a member of the Three-year Independent Director
                                Evaluation Committee.

                                Robert J. Darnall is the retired President and Chief Executive Officer of
[ROBERT J. DARNALL PHOTO]       Ispat North America, Inc., serving in such capacities from 1998, when Ispat
                                North America, Inc. acquired Inland Steel Company from Inland Steel
                                Industries, Inc., until early 2000. Prior to such acquisition, Mr. Darnall held various positions at Inland Steel Company over a 36-year career, including serving as Chairman and Chief Executive Officer of Inland Steel
                                Industries, Inc., from 1992 to 1998, and as President and a director of
                                Inland Steel Company from 1986 until 1998. He is also a director of
                                Household International, Inc., Cummins Engine Company, Inc. and the Federal
                                Reserve Bank of Chicago. Mr. Darnall is 62 years old, and has been a director since March 2000.
-----------------------------------------------------------------------------------------------------------
                                Mary R. (Nina) Henderson is Corporate Vice President, Global Core Business
[MARY R. HENDERSON PHOTO]       Development for Bestfoods, Inc. She previously served as President of
                                Bestfoods Grocery from 1997 to 1999, and President of Bestfoods Specialty
                                Markets from 1993 to 1997. Prior to that she held a number of general management, international and marketing posts since joining Bestfoods'
                                predecessor, CPC International, in 1972. She is also a director of AXA
                                Financial, Inc. (formerly, The Equitable Companies Inc.), the Equitable
                                Life Assurance Society of the United States, and Hunt Corporation. Ms.
                                Henderson is 49 years old and has been a director of the Company since
                                January 2000 and is a member of the Audit Committee.

                                Roger B. Porter is director of the Center for Business and Government at
[ROGER B. PORTER PHOTO]         Harvard University and is the IBM Professor of Business and Government. Mr.
                                Porter has served on the faculty at Harvard University since 1977. Mr.
                                Porter also held senior economic policy positions in the Ford, Reagan and
                                Bush White Houses, serving as special assistant to the President and executive secretary of the Economic Policy Board from 1974 to 1977, as deputy assistant to the President and director of the White House Office of
                                Policy Development from 1981 to 1985, and as assistant to the President for economic and domestic policy from 1989 to 1993. He is also a director of
                                RightCHOICE Managed Care, Inc., National Life Insurance Company, Tenneco
                                Automotive Inc. and Zions Bancorporation. Mr. Porter is 53 years old and has been a director of the Company since November 1999 and is Chairman of the Audit Committee and a member of the Three-year Independent Director
                                Evaluation Committee.
-----------------------------------------------------------------------------------------------------------
                                Paul T. Stecko is the Chief Executive Officer of Packaging Corporation of
[PAUL T. STECKO PHOTO]          America, the corporation formed to acquire the Company's containerboard business in April 1999. From November 1998 to April 1999, Mr. Stecko served as President and Chief Operating Officer of Tenneco, Inc. From January 1997
                                to November 1998, Mr. Stecko served as Chief Operating Officer of Tenneco
                                Inc. From December 1993 through January 1997, Mr. Stecko served as Chief
                                Executive Officer of the Company. Prior to joining Tenneco, Mr. Stecko spent 16 years with International Paper Company in various managerial positions. He is also a director of State Farm Mutual Insurance Company,
                                Tenneco Automotive Inc., and the Chairman of the Board of Packaging
                                Corporation of America. Mr. Stecko is 55 years old and has been a director of the Company since November 1999, and is a member of the Audit Committee, the Compensation/Nominating/Governance Committee and Chairman of the
                                Three-year Independent Director Evaluation Committee.

                                Richard L. Wambold became the Chief Executive Officer of the Company upon
[RICHARD L. WAMBOLD PHOTO]      the spin-off in November 1999, and has been serving as its President since
                                June 1999. He was appointed to the additional position of Chairman in March
                                2000. From June 1997 to May 1999, he was Executive Vice President and
                                General Manager of the Company's specialty packaging and consumer products units and prior to June 1997 he served as Vice President and General
                                Manager of such units. Prior to joining the Company in 1994, Mr. Wambold was Executive Vice President of Case Corporation's construction equipment and worldwide parts business. Mr. Wambold is 48 years old and has been a director of the Company since June 1999.

THE BOARD OF DIRECTORS

     The Board of Directors of the Company is currently composed of seven members, consisting of six members who are not officers of the Company (the "Outside Directors") and one member who is an officer of the Company (the "Inside Director"). The Board of Directors believes that the Company's ratio of Outside Directors to Inside Directors represents a commitment to the independence of the Board, and a focus on matters of importance to its Shareowners. The three standing Committees of the Board of Directors are each comprised solely of Outside Directors. In addition, on an ad hoc basis, the Board may designate from time to time an Outside Director as the "lead" director with respect to special matters or discussions affecting the Company.

     Following the spin-off of the Company in November 1999, the Board of Directors held one meeting in 1999. Each director attended more than 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board on which the director served.

     There are three standing committees of the Board of Directors, which have the following described responsibilities and authority.

     The Audit Committee, comprised solely of Outside Directors, has the responsibility, among other things, to: (i) recommend the selection of the Company's independent public accountants; (ii) review and approve the scope of the independent public accountants' audit activity and extent of non-audit services; (iii) review with management and the independent public accountants the adequacy of the Company's basic accounting system and the effectiveness of the Company's internal audit plan and activities; (iv) review with management and the independent public accountants the Company's certified financial statements and exercise general oversight of the Company's financial reporting process; and (v) review with the Company litigation and other legal matters that may affect the Company's financial condition and monitor compliance with the Company's business ethics and other policies. One meeting of the Audit Committee was held in 1999.

     The Compensation/Nominating/Governance Committee, comprised solely of Outside Directors, has significant corporate governance and compensation responsibilities, among other things, to: (i) establish the salary rate of officers and employees of the Company and its subsidiaries; (ii) examine periodically the compensation structure of the Company; (iii) supervise the welfare and pension plans and compensation plans of the Company; (iv) review and determine the desirable balance of experience, qualifications and expertise among members of the Board; (v) review possible candidates for membership on the Board of Directors and recommend a slate of nominees for election as directors at the Company's Annual Meeting of Shareowners; (vi) review the function and composition of the other committees of the Board of Directors and recommend membership on such committees; and (vii) review the qualifications and recommend candidates for election as officers of the Company. One meeting of the Compensation/Nominating/Governance Committee was held in 1999.

     The Three-year Independent Director Evaluation Committee, comprised solely of Outside Directors, has the responsibility, among other things, to review the Company's Qualified Offer Rights Plan (adopted in November 1999) at least every three years and, if it deems it appropriate, recommend that the full Board modify or terminate such Plan. No meetings of the Three-year Independent Director Evaluation Committee were held in 1999.

     A Shareowner of the Company may nominate persons for election to the Board of the Company if the Shareowner submits such nomination, together with certain related information required by the Company's By-Laws, in writing to the Secretary of the Company at the Company's principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's Annual Meeting of Shareowners; provided, that if the date of the Annual Meeting of Shareowners is more than 30 days before or more than 70 days after the date of the first anniversary of the preceding year's Annual Meeting of Shareowners, notice of the matter must be received not earlier than the close of business on the 120th day prior to such Annual Meeting of Shareowners and not later than the close of business on the later of the 90th day prior to such Annual Meeting of Shareowners or the 10th day following the date of public disclosure of the meeting date.

STOCK OWNERSHIP

                                   MANAGEMENT

     The following table sets forth, at March 15, 2000, the number of shares of Common Stock and Common Stock Equivalents of the Company beneficially owned by:
(i) each director or nominee for director; (ii) each of the executive officers whose names are set forth on the Summary Compensation Table below; and (iii) all executive officers, directors, and nominees for director as a group.

                                                 SHARES
                                                OF COMMON     COMMON STOCK
                                               STOCK OWNED    EQUIVALENTS     TOTAL SHARES AND
                 DIRECTORS                      (1)(2)(3)         (4)           EQUIVALENTS
                 ---------                     -----------    ------------    ----------------
Mark Andrews...............................       17,477          2,000            19,477
Larry D. Brady.............................        6,423          2,839             9,262
Robert J. Darnall..........................        5,000          2,000             7,000
Mary R. (Nina) Henderson...................           --          2,350             2,350
Roger B. Porter............................        5,279          2,839             8,118
Paul T. Stecko.............................       24,862          2,350            27,212
Richard L. Wambold.........................      199,391              0           199,391

            EXECUTIVE OFFICERS
            ------------------
Paul J. Griswold(5)........................       21,575              0            21,575
Andrew A. Campbell.........................      126,800              0           126,800
James V. Faulkner, Jr......................       34,855         11,807            46,662
Peter J. Lazaredes.........................       60,835              0            60,835
James D. Morris............................       35,651         44,239            79,890
All executive officers and directors or
  nominees as a group(6)...................      538,148         70,424           608,572

------------
(1) Each director or nominee and executive officer has sole voting and investment power over the shares beneficially owned (or has the right to acquire shares as set forth in note (2) below) as set forth in this column, except for (i) restricted shares that are held for each executive officer under the Company's Stock Ownership Plan, and (ii) shares that such persons have the right to acquire pursuant to the Company's Stock Ownership Plan.

(2) Includes (i) 30,238 restricted shares held by Mr. Wambold under the Company's Stock Ownership Plan, and (ii) shares that are subject to options which are exercisable at March 15, 2000, or within 60 days of said date, as follows: for Messrs. Andrews, Brady, Porter, Wambold, Faulkner, Lazaredes, and Morris, 1,132, 2,266, 1,132 shares, 55,588, 21,874, 10,840 and 16,981 shares, respectively.
                                             (Notes continued on following page)

(3) Less than one percent of the outstanding shares of the Company's Common
    Stock.

(4) Common Stock Equivalents are rights to shares of common stock which are distributed in shares of common stock of the Company after a director ceases to serve as a director of the Company or upon retirement of the officer, as applicable, except that certain Common Stock Equivalents credited under the Company's Stock Ownership Plan and common stock equivalent units under the Company's deferred compensation plan may be distributed in common stock or cash.

(5) Mr. Griswold resigned from the Company on February 29, 2000.

(6) Includes 109,813 shares that are subject to options that are exercisable within 60 days of March 15, 2000, by all executive officers and directors of the Company as a group, and 30,238 restricted shares that are held under the Company's Stock Ownership Plan, for all executive officers and directors of the Company as a group.

                              CERTAIN SHAREOWNERS

     The following table sets forth, as of February 29, 2000, the name, address, and Common Stock ownership for each person known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock (the only class of voting securities of the Company outstanding).

                NAME AND ADDRESS                    SHARES OF COMMON     PERCENT OF COMMON
             OF BENEFICIAL OWNER(1)                  STOCK OWNED(1)     STOCK OUTSTANDING(1)
             ----------------------                 ----------------    --------------------
Barrow, Hanley, Mewhinney & Strauss, Inc. (2)...       18,451,620              10.7%
  One McKinney Plaza
  3232 McKinney Avenue
  15th Floor
  Dallas, Texas 75204-2429
Highfields Capital Management L.P. (3)..........       13,076,000               7.6%
  200 Clarendon Street
  51st Floor
  Boston, Massachusetts 02117

                NAME AND ADDRESS                    SHARES OF COMMON     PERCENT OF COMMON
             OF BENEFICIAL OWNER(1)                  STOCK OWNED(1)     STOCK OUTSTANDING(1)
             ----------------------                 ----------------    --------------------
Highfields Capital Ltd. (3).....................        9,400,160               5.5%
  c/o Goldman Sachs (Cayman) Trust, Limited
  Harbour Centre, North Church Street,
  P.O. Box 896
  George Town, Grand Cayman
  Cayman Islands

------------
(1) The foregoing information is based on information contained in filings made with the Securities and Exchange Commission. Except where otherwise indicated, the identified beneficial owner has indicated that it has sole voting and sole dispositive power over the identified shares.

(2) Barrow, Hanley, Mewhinney & Strauss, Inc. has indicated that it has sole voting power over 3,525,420 shares, shared voting power over 14,926,200 shares, and sole dispositive power over 18,451,620 shares. Barrow, Hanley also advised the Company that it is a registered investment advisor and these shares are held on behalf of various clients. These shares include 13,588,800 shares (8.11%) held on behalf of the Vanguard Windsor II Fund, The Vanguard Group, 455 Devon Park Drive, Wayne, Pennsylvania 19087-1815.

(3) Highfields Capital Management LP, Highfields GP LLC, Jonathon S. Jacobson and Richard L. Grubman have reported that, with respect to common stock of the Company directly owned by Highfields Capital I LP, and Highfields Capital II LP and Highfields Capital Ltd., each of such persons has sole voting and sole dispositive power over 13,076,000 shares, inclusive of the shares held by Highfields Capital Ltd. Highfields Capital Ltd. reported ownership of 9,400,160 shares, representing 5.5% of the Company's outstanding common stock. Neither Highfields Capital I LP nor Highfields Capital II LP reported ownership of more than 5% of the Company's outstanding common stock.

EXECUTIVE COMPENSATION

     The following table sets forth the remuneration paid by the Company: (i) to the Chief Executive Officer; and (ii) to each of the four most highly compensated key executive officers of the Company, other than the Chief Executive Officer, plus an additional executive officer who was hired in late 1999 and who would have been among the four most highly compensated executive officers had he been employed by the Company for the full year. The table shows amounts earned by such persons in all capacities in which they served and includes compensation paid or accrued by Tenneco Inc. or it subsidiaries, including the Company, prior to the spin-off of the Company which was completed in November 1999.

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                                  ----------------------------------------   ------------------------------------
                                                                                     AWARDS             PAYOUTS
                                                                             -----------------------   ----------
                                                                   OTHER                               LONG-TERM
                                                                  ANNUAL     RESTRICTED                INCENTIVE    ALL OTHER
                                                                  COMPEN-      STOCK                      PLAN       COMPEN-
NAME AND PRINCIPAL POSITION       YEAR   SALARY(1)    BONUS      SATION(2)   AWARDS(3)    OPTIONS(4)   PAYOUTS(5)   SATION(6)
---------------------------       ----   ---------    -----      ---------   ----------   ----------   ----------   ---------
Richard L. Wambold..............  1999   $452,501    $350,000    $ 65,450     $397,025     700,000      $295,405     $11,386
Chairman, President and Chief     1998   $355,472    $220,000    $152,685     $187,800      45,000        --         $11,643
 Executive Officer

Paul J. Griswold(7).............  1999   $302,692    $170,000    $ 32,240     $238,218     300,000      $195,976     $10,282
Senior Vice President             1998   $275,500    $125,000    $ 31,164     $187,800      20,000        --         $ 9,812
 Protective & Flexible Packaging

Andrew A. Campbell(8)...........  1999   $ 81,252    $100,000    $ 30,000       --         300,000        --           --
Vice President and Chief          1998      --          --          --          --           --           --           --
 Financial Officer

James V. Faulkner, Jr. .........  1999   $291,016    $200,000    $ 26,570       --         200,000      $105,193     $18,120
Vice President and General        1998   $266,568    $ 82,000    $ 25,760       --          10,000        --         $17,674
 Counsel

Peter J. Lazaredes..............  1999   $232,164    $126,000    $ 23,015       --         200,000      $ 36,025     $12,364
Vice President and General        1998   $182,773    $ 73,000    $ 30,730     $177,800      20,000        --         $12,704
 Manager, Foodservice,
 Supermarket and Institutional
 Packaging

James D. Morris.................  1999   $237,426    $126,000    $ 25,400       --         200,000      $129,690     $13,594
Vice President and General        1998   $206,004    $115,000    $ 29,405     $187,800      20,000        --         $14,139
 Manager, Protective and
 Flexible Packaging

------------
(1) Includes base salary plus amounts paid in lieu of matching contributions to the Thrift Plan.

(2) Includes amounts attributable to: (i) the value of personal benefits provided by the Company to its executive officers, which have an aggregate value in excess of the lesser of $50,000 and 10% of the executive's salary and bonus for the year, such as the personal use of Company-owned property, membership dues, assistance provided to such persons with regard to financial, tax and estate planning, and relocation expenses; (ii) reimbursement for

                                             (Notes continued on following page)
    taxes; and (iii) amounts paid as dividend equivalents on performance share equivalent units on Tenneco Inc. common stock ("Dividend Equivalents"). Dividend Equivalents were earned at the same rate as dividends on Tenneco Inc. common stock. The amount of each such personal benefit that exceeds 25% of the estimated value of the total personal benefits provided by the Company, reimbursement for taxes, and amounts paid as Dividend Equivalents to the listed individuals was as follows: During 1999: $47,000 perquisite allowance and $18,450 in Dividend Equivalents for Mr. Wambold; $20,000 perquisite allowance and $12,240 in Dividend Equivalents for Mr. Griswold; $30,000 perquisite allowance for Mr. Campbell; $20,000 perquisite allowance and $6,570 in Dividend Equivalents for Mr. Faulkner; $20,000 perquisite allowance and $5,400 in Dividend Equivalents for Mr. Morris; $12,000 perquisite allowance and $2,250 in Dividend Equivalents for Mr. Lazaredes. During 1998: $58,908 for relocation expenses, $47,171 for reimbursement of taxes, $15,600 Dividend Equivalents and $30,000 perquisite allowance for Mr. Wambold; $342 for reimbursement of taxes, $10,320 Dividend Equivalents and $20,000 perquisite allowance for Mr. Griswold; $5,760 in Dividend Equivalents and $20,000 perquisite allowance for Mr. Faulkner; $6,600 Dividend Equivalents and $20,000 perquisite allowance for Mr. Morris; and $17,530 in relocation expenses, $1,200 in Dividend Equivalents and $12,000 perquisite allowance for Mr. Lazaredes.

(3) Includes the dollar value of grants of restricted stock made pursuant to the Company's Stock Ownership Plan based on the price of the Company's common stock on the date of grant. At December 31, 1999, Messrs. Wambold and Griswold held restricted shares and/or performance share equivalent units, respectively, under such plan. The value at December 31, 1999 (based on a per share/equivalent unit price of $10.63 on that date) of all restricted shares/performance share equivalent units held was $321,430 for Mr. Wambold and $192,860 for Mr. Griswold. Restricted shares and performance share equivalent units issued in 1998 or earlier all vested in connection with the spin-off.

(4) The options granted on November 5, 1999 vest on November 5, 2002. For 1999, the number of options does not include options previously granted by Tenneco Inc. (the former parent of the Company) to the named individuals. Such options were replaced at the spin-off by options to purchase shares of the Company's common stock.

(5) For 1999, the amounts attributed to long-term incentive plan payouts represent the value of performance share equivalent units for Tenneco Inc. that were vested and distributed as shares of Tenneco Inc. common stock on October 28, 1999, pursuant to the spin-off. The value stated is the average of the high and low trading prices of a share of Tenneco Inc. common stock on October 28, 1999, the date the performance restrictions were removed. Messrs. Wambold, Griswold, Faulkner, Lazaredes and Morris received 20,500; 13,600; 7,300; 2,500 and 9,000 shares of Tenneco common stock, respectively (of such amount,

                                             (Notes continued on following page)
    certain shares were retained in satisfaction of tax obligations and the remainder of such shares were issued to the named individual).

(6) Includes amounts attributable during 1999 to benefit plans of the Company as follows:

     (a) The amounts contributed pursuant to the Thrift Plan for the accounts of Messrs. Wambold, Griswold, Faulkner, Lazaredes and Morris were $10,000, $8,000, $9,378, $10,000 and $10,000, respectively.

     (b) The dollar values paid by the Company for insurance premiums under the Company's group life insurance plan for Messrs. Wambold, Griswold, Faulkner, Lazaredes and Morris, were $1,357, $2,243, $8,599, $2,369 and $3,594 respectively.

(7) Mr. Griswold resigned from the Company effective February 29, 2000. In connection with his resignation, all of Mr. Griswold's stock options, performance shares and restricted shares were canceled.

(8) Mr. Campbell joined the Company in October 1999.

                            OPTIONS GRANTED IN 1999

     The following table shows the number of options to purchase common stock that were granted by the Company during 1999 to the persons named in the Summary Compensation Table above.

                                                PERCENT OF
                             SHARES OF         TOTAL OPTIONS
                            COMMON STOCK        GRANTED TO                                   GRANT DATE
                         UNDERLYING OPTIONS      EMPLOYEES       EXERCISE      EXPIRATION     PRESENT
                           GRANTED(#)(1)        IN 1999(%)      PRICE($)(2)       DATE        VALUE(3)
                         ------------------    -------------    -----------    ----------    ----------
Mr. Wambold..........         700,000              16.8            13.44          2009       $3,241,000
Mr. Griswold.........         300,000               7.2            13.44          2009       $1,389,000
Mr. Campbell.........         300,000               7.2            13.44          2009       $1,389,000
Mr. Faulkner.........         200,000               4.8            13.44          2009       $  926,000
Mr. Morris...........         200,000               4.8            13.44          2009       $  926,000
Mr. Lazaredes........         200,000               4.8            13.44          2009       $  926,000

------------
(1) In connection with the spin-off, Tenneco Inc. stock options held by the persons listed above were replaced with options to purchase Company common stock, with the number and exercise price adjusted so that the new Company options had equivalent economic terms to the old Tenneco Inc. options. Such replacement options are not shown on this table.

(2) All options were granted with exercise prices equal to 100% of the fair market value of a share of Company common stock on the date of grant.

(3) Reflects Black-Scholes valuation which was performed using the following assumptions: 27.4% volatility, 6.0% risk free interest rate, 0.0% expected dividend rate and 5 year option life.

                        OPTIONS AT YEAR-END 1999 VALUES

     The following table sets forth the number of stock options held at December 31, 1999, by the persons named in the Summary Compensation Table. No options to acquire shares of the Company's Common Stock were exercised during 1999, and there were no in-the-money options as of December 31, 1999.

                                                                 TOTAL NO. OF UNEXERCISED
                                                                     OPTIONS HELD AT
                                                                    DECEMBER 31, 1999
                                                              ------------------------------
                                                              EXERCISABLE    NON-EXERCISABLE
                                                              -----------    ---------------
Richard L. Wambold........................................      55,589           799,411
Paul J. Griswold..........................................      21,924           354,369
Andrew A. Campbell........................................         -0-           300,000
James V. Faulkner, Jr.....................................      21,874           229,714
Peter J. Lazaredes........................................      10,840           217,368
James D. Morris...........................................      16,981           245,308

                           LONG-TERM INCENTIVE PLANS
                PERFORMANCE SHARE EQUIVALENT UNIT AWARDS IN 1999

     The following table sets forth information concerning performance-based awards made during 1999 to the persons named in the Summary Compensation Table.

                                                    PERFORMANCE OR    ESTIMATED FUTURE PAYOUTS UNDER
                                     NUMBER OF       OTHER PERIOD         NON-STOCK PRICE BASED
                                   SHARES, UNITS        UNTIL                    PLANS(1)
                                     OR OTHER       MATURATION OR     ------------------------------
             NAME                  RIGHTS(1)(2)         PAYOUT        THRESHOLD    TARGET    MAXIMUM
             ----                  -------------    --------------    ---------    ------    -------
Richard L. Wambold.............       30,000           3 Years           0%         100%      200%
Paul J. Griswold...............       15,000           3 Years           0%         100%      200%
Andrew A. Campbell.............       15,000           3 Years           0%         100%      200%
James V. Faulkner, Jr..........       10,000           3 Years           0%         100%      200%
Peter J. Lazaredes.............       10,000           3 Years           0%         100%      200%
James D. Morris................       10,000           3 Years           0%         100%      200%

------------
(1) In November 1999, the persons named in the Summary Compensation Table were awarded performance share equivalent units under the Stock Ownership Plan. Performance share equivalent units are granted annually, earned over three years and can pay out between 0% and 200% of target based upon performance against a value model which requires improvement in both earnings and the return on capital employed. The performance targets may be adjusted by the Compensation/Nominating/Governance Committee of the Board of Directors to reflect the effects of any corporate restructurings to the extent allowed by

                                             (Notes continued on following page)

    Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations applicable thereto.

(2) Each performance share equivalent unit represents one share of the Company's Common Stock. The number of performance share equivalent units listed in this column represents the target number of performance share equivalent units that may be earned under the award.

                               PENSION PLAN TABLE

     The following table sets forth the aggregate estimated annual benefits payable upon normal retirement pursuant to the Company's Retirement Plan and Supplemental Executive Retirement Plan to persons in specified remuneration and years-of-credited-participation classifications.

                                    YEARS OF CREDITED PARTICIPATION
   ANNUAL      -------------------------------------------------------------------------
REMUNERATION      5         10         15         20         25         30         35
------------   -------      --         --         --         --         --         --
 $  350,000    $27,500   $ 55,000   $ 82,500   $110,000   $137,500   $165,000   $192,500
 $  400,000    $31,429   $ 62,857   $ 94,286   $125,714   $157,143   $188,571   $220,000
 $  450,000    $35,357   $ 70,714   $106,071   $141,429   $176,786   $212,143   $247.500
 $  500,000    $39,286   $ 78,571   $117,857   $157,143   $196,429   $235,714   $275,000
 $  550,000    $43,214   $ 86,429   $129,643   $172,857   $216,071   $259,286   $302,500
 $  600,000    $47,143   $ 94,286   $141,429   $188,571   $235,714   $282,857   $330,000
 $  650,000    $51,071   $102,143   $153,214   $204,286   $255,357   $306,429   $357,500
 $  700,000    $55,000   $110,000   $165,000   $220,000   $275,000   $330,000   $385,000
 $  750,000    $58,929   $117,857   $176,786   $235,714   $294,643   $353,571   $412,500
 $  800,000    $62,857   $125,714   $188,571   $251,429   $314,286   $377,143   $440,000
 $  850,000    $66,786   $133,571   $200,357   $267,143   $333,929   $400,714   $467,500
 $  900,000    $70,714   $141,429   $212,143   $282,857   $353,571   $424,286   $495,000
 $  950,000    $74,643   $149,286   $223,929   $298,571   $373,214   $447,857   $522,500
 $1,000,000    $78,571   $157,143   $235,714   $314,286   $392,857   $471,429   $550,000

------------

Notes:
 1. The benefits shown above are computed as a straight-life annuity and are based on years of credited participation and the employee's average compensation (salary and bonus). These benefits are not subject to any deduction for Social Security or other offset amounts. The years of credited participation for Messrs. Wambold, Griswold, Campbell, Faulkner, Lazaredes and Morris are 21, 4, 0, 5, 18 and 24, respectively. See the Summary Compensation Table above for salary and bonus information for these individuals.

 2. If Mr. Wambold completes five years of service in the period commencing January 1, 1997, he will be entitled to benefits commencing at age 55 determined by multiplying his average salary plus bonus, determined over a three-year period, by 25% plus 2.5% for each year of service in the period commencing January 1, 1997 up to a maximum of 50%. Mr. Faulkner is

                                             (Notes continued on following page)
    entitled to special early retirement benefits and, if he remains with the Company through December 31, 2002, his benefit will be determined by adding three years of participation and age to his actual participation and age.

                            ------------------------

COMPENSATION OF DIRECTORS

     FEE STRUCTURE. Each Outside Director is paid a retainer fee of $35,000 per year for service on the Board of Directors, of which a minimum of 60% ($21,000) is paid in the form of stock-settled Common Stock Equivalents, as described below, and a maximum of 40% ($14,000) is paid in cash or credited to a deferred account as described below. Outside Directors receive $1,000 for each meeting of the Board of Directors attended, and each Outside Director who serves as a Chairman of the Audit or Compensation/Nominating/Governance Committees is paid a fee of $7,000 per Chairmanship. Outside Directors who serve as members of such committees are paid $4,000 per committee membership. Members of the Three-year Independent Director Evaluation Committee receive $1,000 for each meeting of that committee attended. Outside Directors also receive reimbursement of their expenses for attending meetings of the Board of Directors and Committee meetings.

     COMMON STOCK EQUIVALENTS/OPTIONS. For 1999, in payment of 60% of the retainer fee, Outside Directors received approximately 2,000 Common Stock Equivalents. Common Stock Equivalents are payable in shares of the Company's Common Stock after an Outside Director ceases to serve as a director of the Company. Final distribution of such shares may be made either in a lump sum or in installments over a period of years. The Common Stock Equivalents are issued at 100% of the fair market value on the date of the grant. Each Outside Director also receives an annual grant of options to purchase 3,000 shares of the Company's common stock as additional incentive compensation for service on the Board of Directors. These options are granted at 100% of fair market value on the day the option is granted with a term of ten years and fully vest six months from the grant date. Once vested, these options are exercisable at any time during the option term.

     DIRECTORS' DEFERRED COMPENSATION PLAN. The Company has a voluntary deferred compensation plan for Outside Directors. Pursuant to the plan, an Outside Director may elect, prior to the commencement of the next calendar year, to have up to 40% ($14,000) of his or her retainer fee and all or a portion of his or her meeting fees credited to a deferred compensation account. Payment of deferred fees, together with interest and/or earnings, may be deferred until the earlier of: (i) the year next following the date upon which he or she ceases to be a director of the Company; or (ii) the year selected by the director for commencement of payment of the deferred amount. The plan provides Outside Directors with various investment options which include stock equivalent units of the Company's Common Stock, which may be paid out in either cash or shares of the Company's Common Stock.

     The report of the Compensation/Nominating/Governance Committee and the performance graph that appear immediately below are not deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

     PACTIV CORPORATION COMPENSATION/NOMINATING/GOVERNANCE COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The executive compensation philosophy, policies, plans, and programs of the Company are under the supervision of the Compensation/Nominating/Governance Committee (the "Committee"), which is composed of the directors named below, none of whom is an officer or employee of the Company. The Committee has furnished the following report on executive compensation:

  Compensation Philosophy

     The basic philosophy underlying the Company's executive compensation policies, plans, and programs is that executive and shareowner financial interests should be aligned as closely as possible, and the compensation package should be based on delivering pay in line with performance.

     Accordingly, the executive compensation program for the Company's Chief Executive Officer ("CEO") and the other executives named in this Proxy Statement ("Named Executives"), as well as other executives of the Company, has been structured to:

     -- Align the interests of the Company's executives and shareowners by accelerating the acquisition and requiring the retention of Company shares by senior executives.

     -- Reinforce a results-oriented management culture with executive pay that varies according to overall Company and individual performance against aggressive business goals and core behavioral standards.

     -- Provide incentives, in the form of substantial reward potential, for executives to remain employees of the Company.

     -- Focus on business results that include financial measures such as return on capital employed, net income, cash flow, working capital, and earnings per share, with improvement in customer satisfaction, quality, safety, environmental, effective leadership and workforce diversity.

     -- Place greater emphasis on variable performance-based (versus fixed) compensation.

     -- Provide key executives with competitive levels of total current compensation and incentive earning opportunities commensurate with the business results achieved and individual performance.

     -- Provide a plan that is easy to describe and understand.

     Based on these objectives, the executive compensation program has been designed to generate compensation from several sources: salaries, annual cash incentive awards, stock ownership opportunities, and other benefits typically offered to executives by major corporations.

     The Company's policy is to provide total compensation to its executives based on performance that is competitive and at market levels, for comparable companies, when financial and qualitative targets are met. In determining competitive compensation for each of the components of executive compensation described below, the Company analyzes data from several independent compensation surveys. The competitive market data used by the Committee includes a majority of the companies comprising the Industry Peer Group on the Performance Graph, which follows this report. However, their inclusion in these data is a function of their participation in the various nationally recognized compensation surveys in which the Company participates, rather than an alignment of companies in similar industry groups. Salary levels are structured within a range of reputable survey data for comparable companies without regard to the performance of the companies surveyed. The Company's compensation plans provide that as an executive's level of responsibility increases, (i) a greater portion of his/her potential total compensation is based on performance (both corporate and individual), and a lesser portion is comprised of salary, causing potentially greater variability in the individual's total compensation from year-to-year, and (ii) the mix of compensation for that executive shifts to a greater portion being derived from compensation plans that result in stock ownership.

     In designing and administering the components of the executive compensation program, the Committee strives to balance short- and long-term incentive objectives and to employ prudent judgment when establishing performance criteria, evaluating performance, and determining actual incentive payments.

     Total executive compensation has two major components: annual cash compensation comprised primarily of salary and bonus, and long-term incentives comprised of performance shares and stock options. The following is a description of each of the components of the executive compensation program along with a discussion of the decisions and action taken by the Committee with regard to 1999 compensation. There also follows a specific discussion regarding the CEO's compensation.

  Annual Cash Compensation Program

     An executive's annual cash compensation consists of a base salary plus amounts paid in lieu of Company matching contributions to the Thrift Plan and bonuses under the Company's Executive Incentive Compensation Plan. Each year the Committee reviews with the CEO and the senior human resources executive of the Company an annual salary plan for the Company's executives and other key management personnel (excluding the CEO), following which the Committee approves that plan with changes that the Committee deems appropriate. The salary plan that is developed is based in part on competitive market data and on assessments of past and anticipated future performance. The Committee employs competitive market data for directional and guideline purposes in combination with corporate, divisional, and individual performance results. The Committee also reviews, with the assistance of the senior human resources executive and an outside consultant, and sets the salary of the CEO based on similar information and criteria and the Committee's assessment of his past performance and its expectations as to his future contribution in leading the Company. Base salaries for the Company's executive officers were increased by 2.9% for 1999, which was significantly below the projected industry average of 4.0-4.5% for executives. The Company uses a lower base salary budget for executives as an offset to increased "at risk" compensation in the form of competitive annual incentive and long-term stock awards.

     Annual performance goals are established under the Executive Incentive Compensation Plan at the beginning of each year for purposes of determining incentive awards for that year. At the conclusion of each year, the Committee approves incentive award payments to executives based on the degree of achievement of the goals established at the beginning of that year and on judgments of individual performance. Using earnings per share and cash flow objectives as a starting point, the Company establishes an incentive compensation fund as the "target amount," based upon judgmental considerations including return on capital employed, working capital, innovation, customer satisfaction, workforce diversity, the degree of difficulty in meeting targets, and environmental and safety performance. The performance against such goals is considered as part of the overall information considered by the Committee. The Committee makes individual awards based upon its evaluation of the individual's contribution to the overall performance results of the business.

     The 1999 Executive Incentive Compensation Plan payouts were calculated at 85% of the target amount. The key factors considered by the Committee in determining this amount are discussed below under the caption "Performance Considerations."

  Long-Term Incentives -- Stock Awards

     The Company's long-term stock incentive plan (the Stock Ownership Plan) is designed to align a significant portion of executive compensation with shareowner interests. This plan permits the granting of a variety of long-term awards, including stock options, restricted stock, and performance shares. Shares of stock are awarded based on an analysis of competitive levels of stock awards and an assessment of individual performance. As an individual's level of responsibility increases, a greater portion of variable performance-related compensation is in the form of stock. For example, at the senior officer level 50-55 percent of total compensation is in the form of stock options and performance shares, while at lower levels 25-30 percent of the total is in stock.

     In 1999, the Company granted the stock options and performance share equivalent units to the persons identified in the Summary Compensation Table. The stock option grants represented a three-year award and were made in recognition of the importance of retaining such persons through the spin-off and the establishment of the Company as a stand-alone public company.

  Performance Considerations

     Factors considered by the Committee included the following achievements and improvements during 1999.

FINANCIAL PERFORMANCE

     - The Company's 1999 revenues increased by $130 million, or 4.7%.

     - The Company's 1999 net income from continuing operations was $93 million, excluding restructuring charges and other unusual items.

     - Earnings per share from continuing operations were $0.55, excluding restructuring charges and other unusual items.

     - Consumer and foodservice/food packaging product unit volumes grew at a rate of 7% during 1999.

     - Protective and flexible packaging revenues, adjusted for the negative impact of foreign currency exchange rates, grew by 8.7% during 1999.

STRATEGIC INITIATIVES

     - The Company became a stand-alone public company, listed on the New York Stock Exchange (NYSE:PTV), on November 5, 1999.

     - The Company entered into a joint venture (Packaging Corporation of America) with respect to its containerboard business, generating approximately $2 billion in proceeds, and subsequently sold the majority of its interest in the joint venture, generating additional net proceeds of approximately $400 million.

     - The Company exited four non-core businesses, providing approximately $100 million in cash and tax benefits.

     - The Company sold its business service unit, and entered into a third party outsourcing agreement for such services, reducing costs.

     - The Company reduced overhead costs by $40 million on an annualized basis.

INNOVATIONS

     - The Company's foodservice business introduced 35 new products.

     - The Company's consumer business completed the development and introduction of a new line of premium, extra strong foam plates called Hefty(R) ElegantWare(TM).

     - The Company launched Hefty(R) OneZip(R) sandwich size bags.

     - MealMaster(TM) microwaveable containers equipped with handles were launched.

     - The first flexible product packages featuring Hefty(R) Slide-Rite(R) recloseable slider closures appeared on supermarket shelves.

     - Pactiv Air 3000(TM) cushion system, specifically targeting the e-commerce market, was introduced in the fourth quarter.

  CEO Compensation

     In determining the overall level of Mr. Wambold's compensation and each component thereof, the Committee took into consideration information provided by an independent compensation consultant. As reported in the Summary Compensation Table in this proxy statement, Mr. Wambold's base salary in 1999 was $452,501, which was increased to $600,000 annually, effective at the time of the spin-off. Mr. Wambold's base salary is well below the 50th percentile of base salary paid to chief executive officers at the surveyed companies.

     The Committee approved a 1999 annual incentive award of $350,000 for Mr. Wambold, which was also significantly below the 50th percentile of annual incentive awards paid to chief executive officers at the surveyed companies.

     In November 1999, the CEO received a grant of performance shares in amounts consistent with awards given to other senior executives and reflecting the Committee's judgment based on its evaluation of Mr. Wambold's contribution to the Company. Mr. Wambold also received a special grant of restricted stock in November 1999. This award is specifically tied to Mr. Wambold's retention as CEO of the Company.

  $1 Million Tax Limitation

     The Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a publicly-traded corporation may deduct for compensation paid to the CEO or a Named Executive who is employed on the last day of the year; provided, however, "performance-based compensation" is excluded from this $1 million limitation.

     The 1999 Stock Ownership Plan incorporates the applicable requirements for "performance-based compensation" with respect to certain types of awards.

        Compensation/Nominating/Governance Committee

              Larry D. Brady, Chairman
              Mark Andrews
              Paul T. Stecko

PERFORMANCE GRAPH

     The following performance graph compares the cumulative total return on the Company's Common Stock from October 27, 1999 (the first day on which the Company's Common Stock began trading on a "when issued" basis on the New York Stock Exchange), through December 31, 1999, with the cumulative total return of:
(i) the Standard & Poor's 500 Stock Index; (ii) Standard & Poor's Containers and Packaging (Paper) Index; and (iii) an industry peer group selected by the Company that includes representative companies with which the Company competes.

Based upon an initial investment of $100 on October 27, 1999 with dividends, if any, reinvested.
[Performance Graph]

                                                                                        CUSTOM COMPOSITE       S&P CONTAINERS &
                                         PACTIV CORPORATION          S&P 500                 INDEX            PACKAGING (PAPER)
                                         ------------------          -------            ----------------      -----------------
10/27/99                                       100.00                 100.00                 100.00                 100.00
12/31/99                                        87.00                 114.00                  97.00                 102.00

--------------------------------------------------------------------------------------------
                                                       October 27, 1999    December 31, 1999
--------------------------------------------------------------------------------------------
 Pactiv Corporation                                        $100.00              $ 87.00
---------------------------------------------------
 S&P 500                                                   $100.00              $114.00
---------------------------------------------------
 Custom Composite Index (6 Stocks)                         $100.00              $ 97.00
---------------------------------------------------
 S&P Containers & Packaging (Paper)                        $100.00              $102.00
---------------------------------------------------

------------
NOTES:
1. The Custom Composite Index is comprised of the following companies:
   AptarGroup Inc.; Bemis Co.; Crown Cork & Seal Co. Inc.; Ivex Packaging Corp.; Sealed Air Corp. and Sonoco Products Co., and was selected by the Company in good faith based upon similarities in the nature of the businesses in the Industry Peer Group to the Company's business.

2. The stock performance shown in this graph is not necessarily indicative of future performance of the Company's Common Stock.

                                             (Notes continued on following page)

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company maintains a key executive change-in-control severance benefit plan designed to enable the Company to continue to attract, retain and motivate highly qualified employees by eliminating, to the maximum practicable extent, any concern on the part of those employees that their job security or benefit entitlements will be jeopardized by a "change-in-control" of the Company, as that term is defined in the plan. The plan is designed to achieve this purpose through the provision of severance benefits for key employees and officers whose positions are terminated following a change-in-control. The plan provides for severance payments that are calculated on the basis of the executive's annual base salary in effect at the date of termination of employment and the average amount of incentive compensation received by the executive over the preceding three years. Under the plan, Messrs. Wambold, Griswold, Campbell, Faulkner, Lazaredes and Morris would have been entitled to receive payments in the amount of $2,604,999, $1,419,999, $1,275,000, $1,265,001, $1,038,999 and $1,140,999,
respectively, if their positions had been terminated on December 31, 1999 following a change-in-control based on their then in effect base salaries and average incentive compensation over the preceding three years. In addition, restricted shares held in the name of those individuals under the restricted stock plan would automatically become payable to those individuals based on the fair market value of the shares, and all of their performance share equivalent units would also become fully vested and payable.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The Company has a confidentiality and non-compete agreement with Mr. Griswold requiring Mr. Griswold to maintain in strict confidence Company confidential information, and for a period of two years following his resignation from the Company, not to compete with the Company or solicit or hire any employee of the Company. Mr. Griswold resigned effective February 29, 2000, and under the terms of the agreement Mr. Griswold was paid $650,016.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Andrews, Brady, and Stecko are members of the Compensation/Nominating/ Governance Committee of the Board of Directors (the "Committee"). All three members of the Committee are Outside Directors, none of whom has any direct or indirect material interest in, or relationship with, the Company or any of its subsidiaries, other than stock ownership, as discussed above, and as relates to his position as a director. Mr. Stecko was formerly an executive officer of the Company. During 1999, none of the executive officers of the Company served on the board of directors or compensation committee of any entity whose officers served either on the Board of Directors of the Company or on the Committee.

SECTION 16(A) BENEFICIAL PURCHASING REPORTING COMPLIANCE

     Mr. Lazaredes inadvertently failed to file a report on Form 4 relating to his purchase of 10,000 shares of the Company's Common Stock in November 1999. He filed an amended report regarding such purchase in January 2000.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                    (ITEM 2)

          THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THIS PROPOSAL.

     Financial statements of the Company and its consolidated subsidiaries are included in the Company's Annual Report furnished to all Shareowners. Upon recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP as independent public accountants for the Company to examine its consolidated financial statements for the year ending December 31, 2000, and has determined that it would be desirable to request that the Shareowners approve the appointment. The vote of a majority of the shares, present in person or by proxy, constituting a quorum at the meeting is required to ratify the appointment. If the Shareowners should not ratify the appointment, the Audit Committee and the Board would reconsider the appointment. Arthur Andersen LLP also acted as the Company's independent public accountants for the fiscal year ended December 31, 1999. Representatives of Arthur Andersen LLP will be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so, and will be available to respond to Shareowners' questions.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters that may properly come before the Annual Meeting. However, should any such matters come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote all proxies (unless otherwise directed by Shareowners) in accordance with their judgment on such matters.

                   EFFECT OF ABSTENTIONS AND BROKER NON-VOTE

     The Company's By-Laws require a majority of the shares authorized to vote at the Annual Meeting of Shareowners be present, in person or by proxy, to establish a quorum. Shares abstaining with regard to a matter to be presented to the Shareowners and shares for which voting power has been withheld, such as broker non-votes, constitute part of the quorum present with respect to such matter. Assuming a quorum is present, the affirmative vote of (1) a plurality of the votes cast at the Annual Meeting (in person or by proxy) is required for the election of directors, and (2) a majority of the shares present and entitled to vote is required to ratify Arthur

Andersen LLP as the Company's independent public accountants and to approve any other matters that may properly come before the meeting.

     Because the election of directors is determined on the basis of a plurality of the votes cast, abstentions and broker non-votes have no effect on the election of directors. Because the vote required for the ratification of Arthur Andersen LLP and any other matters that may properly come before the meeting is a majority of shares present and entitled to vote, abstentions have the effect of a vote against, and broker non-votes, because they are not "entitled to vote," have no effect on the proposal.

                       SOLICITATION OF PROXIES AND VOTING

     Shareowners may specify their choices by marking the appropriate boxes on the proxy card. Shares will be voted in accordance with such instructions. However, it is not necessary to mark any boxes to vote in accordance with the Board of Directors' recommendations; merely sign, date and return the proxy card in the envelope provided.

     Alternatively, in lieu of returning signed proxy cards, Shareowners can vote their shares over the internet or by calling a specially designated telephone number which appears on the proxy cards. Internet and telephone voting procedures are designed to authenticate Shareowners' identities, allow Shareowners to provide their voting instructions and confirm the proper recording of such instructions. Specific instructions for Shareowners who wish to use the internet or telephone voting procedures are set forth on the enclosed proxy card.

     All properly completed, unrevoked proxies, which are received prior to the close of voting at the Annual Meeting will be voted in accordance with Shareowners' instructions. If a properly executed, unrevoked written proxy card does not specifically direct the voting of shares covered, the proxy will be voted (i) FOR the election of all nominees for election as director described in this proxy statement, (ii) FOR the ratification of the appointment of Arthur Andersen LLP, and (iii) in accordance with the judgement of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

     A proxy may be revoked at any time prior to the voting at the meeting by submitting a later dated proxy (including a proxy via the internet or telephone) or by giving timely written notice of such revocation to the Secretary of the Company.

     If you submit a properly completed proxy or if you appear at the Annual Meeting to vote in person, your shares of Common Stock will be considered part of the quorum. Directions to withhold authority to vote for any director, abstentions, and broker non-votes (described above) will be counted to determine if a quorum for the transaction of business is present. Once a quorum is present, voting on specific proposals may proceed.

     The cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail, and may be made by directors, officers, and employees, personally or by telephone, telecopy, or telegram. Proxy cards and material also will be distributed to beneficial owners of stock through brokers, custodians, nominees, and other like parties, and the Company expects to reimburse such parties for their charges and expenses. Georgeson & Co. Inc., New York, New York, has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $25,000.

                       SUBMISSION OF SHAREOWNER PROPOSALS

  Shareowner Proposals -- Inclusion in Company Proxy Statement

     For a Shareowner proposal to be considered by the Company for inclusion in the Company's proxy statement and form of proxy relating to the 2001 Annual Meeting of Shareowners, the proposal must be received by the Company at its principal executive offices by December 1, 2000.

  Other Shareowner Proposals -- Discretionary Voting Authority and By-Law Requirements

     With respect to Shareowner proposals not included in the Company's proxy statement and form of proxy, the Company may utilize discretionary authority conferred by proxy in voting on any such proposals if, among other situations, the Shareowner does not give timely notice of the matter to the Company by the date determined under the Company's By-Laws for the submission of business by Shareowners. This notice requirement and deadline are independent of the notice requirement and deadline described above for a Shareowner proposal to be considered for inclusion in the Company's proxy statement and form of proxy. The Company's By-Laws state that to be timely, notice and certain related information must be received at the principal executive offices not less than 90 and no more than 120 days prior to the first anniversary of the preceding year's Annual Meeting of Shareowners; provided, however, that if the date of the annual meeting is more than 30 days before or 70 days after such anniversary date, notice of the matter must be received not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the 90th day prior to such meeting or the 10th day following the date of public disclosure of the meeting date, whichever occurs first. It is currently expected that the 2001 Annual Meeting of Shareowners will be held on May 9, 2001. Therefore, to be timely under the Company's By-Laws, a proposal not included by or at the direction of the Board of Directors must be received not earlier than January 9, 2001 nor later than February 8, 2001.

                                                      KARL A. STEWART
                                                         Secretary

                            ------------------------

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO JAMES V. FAULKNER, JR., VICE PRESIDENT AND GENERAL COUNSEL, PACTIV CORPORATION, 1900 WEST FIELD COURT, LAKE FOREST, ILLINOIS 60045.

                                           NOTICE OF ANNUAL
                                           MEETING AND
                                           PROXY STATEMENT
                                           -------------------------------------

                                           ANNUAL MEETING
                                           OF SHAREOWNERS
                                           MAY 10, 2000

                                           PACTIV CORPORATION
                                           1900 WEST FIELD COURT, LAKE FOREST,
                                           ILLINOIS 60045

                                           [PACTIV ADVANCED PACKAGING SOLUTIONS
                                           LOGO]

                                 [PACTIV LOGO]

                          ADVANCED PACKAGING SOLUTIONS

P                  ANNUAL MEETING OF SHAREOWNERS MAY 10, 2000

R         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

O The undersigned does hereby appoint Richard L. Wambold, Roger B. Porter and Karl A. Stewart, and any of them, with full power of substitution,
X as Proxies to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors'
Y recommendations, all shares of Pactiv Corporation held of record by the undersigned at the close of business on March 17, 2000, and entitled to vote at the Annual Meeting of Shareowners of Pactiv Corporation to be held at 10:30 a.m., May 10, 2000, at the Chicago Botanic Garden, 1000 Lake Cook Road, Glencoe, Illinois 60022, or at any adjournment thereof, and to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting.

        1. Election of Directors-Nominees:
        01 Mark Andrews                    05 Roger B. Porter
        02 Larry D. Brady                  06 Paul T. Stecko
        03 Robert J. Darnall               07 Richard L. Wambold
        04 Mary R. (Nina) Henderson

        2. Ratification of Arthur Andersen LLP as Independent Public Accountants for 2000.

        You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.
--------------------------------------------------------------------------------
  o FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL o


                                 [PACTIV LOGO]

                          ADVANCED PACKAGING SOLUTIONS

                         ANNUAL MEETING OF SHAREOWNERS

                                  MAY 10, 2000
                                   10:30 a.m.
                            CHICAGO BOTANIC GARDEN,
                          1000 LAKE COOK ROAD, GLENCOE
                                 ILLINOIS, 60022

[X]  Please mark your                                                 5260
     votes as in this                                                 ----
     example.

     This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR items 1 and 2.

------------------------------------------------------------------------------------------------------------------------------------
           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
--------------------------------------------------------------------------------
                    FOR    WITHHELD                     FOR   AGAINST   ABSTAIN
1. Election of      [ ]      [ ]    2. Ratification of  [ ]     [ ]       [ ]   3. In the discretion of the Proxies named herein,
   Directors                           Independent                                 the Proxies are authorized to vote upon other
   (See Reverse)                       Accountants for                             matters as may properly come before the meeting.
                                       year 2000
For, except vote withheld from the
following nominee(s):

--------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                                                 The signer hereby revokes all proxies heretofore
                                                                                 given by the signer to vote at said meeting or any
                                                                                 adjournments thereof.

                                                                                 NOTE: Please sign exactly as name appears hereon.
                                                                                       Joint owners should each sign. When signing
                                                                                       as attorney, executor, administrator,
                                                                                       trustee, or guardian, please give full title
                                                                                       as such.


                                                                                 --------------------------------------------------


                                                                                 --------------------------------------------------
                                                                                 SIGNATURE                                   DATE

--------------------------------------------------------------------------------
 o  FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL o


                                 [PACTIV LOGO]

                          ADVANCED PACKAGING SOLUTIONS

Dear Shareowner:

Pactiv Corporation encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

1.  To vote over the Internet:
      o Log on to the Internet and go to the web site http://www.aproxyvote.com/ptv

2.  To vote over the telephone:
      o On a touch-tone telephone call 1-877-prx-vote (1-877-779-8683) 24 hours a day, 7 days a week

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need to mail back your proxy card.

                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

PACTIV CORPORATION
1900 WEST FIELD COURT
LAKE FOREST, ILLINOIS 60045
(847) 482-2000                        [PACTIV ADVANCED PACKAGING SOLUTIONS LOGO]

                                                                   April 4, 2000

Dear Benefit Plan Participant:

     The Annual Meeting of Shareowners of Pactiv Corporation is scheduled to be held at the Chicago Botanic Garden, 1000 Lake Cook Road, Glencoe, Illinois, at 10:30 a.m., on Wednesday, May 10, 2000. A copy of the notice and proxy statement, which is being sent to all registered Shareowners in connection with the Annual Meeting is enclosed for your information.

     Also enclosed with this letter is a form of proxy card, which designates the number of shares held in your benefit plan account. By executing this proxy card you instruct the benefit plan trustee (the "Trustee") how to vote the shares (eligible to vote) of Pactiv Corporation stock held in your account. The Trustee will vote all shares eligible to be voted by benefit plan participants in accordance with their respective instructions.

     If you return your form of proxy executed but without furnishing voting instructions, the eligible shares in your account will be voted by the Trustee, as holder of record of the shares in your account, FOR the election of the nominees for Directors named in the Proxy Statement, FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year 2000, and as recommended by Management on all other matters to be considered at the Annual Meeting.

     If you do not return your executed form of proxy to the Trustee, then your shares can be voted by the Trustee only in accordance with the requirements of your benefit plan, which may or may not reflect your views.

     Your vote is important. Please send your executed form of proxy card with your voting instructions at your earliest opportunity. For your convenience, a return envelope is enclosed.

                                                  YOUR BENEFITS COMMITTEE